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                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders of
Access Capital Strategies Community Investment Fund, Inc.:


We have audited the accompanying statement of assets and liabilities of Access Capital Strategies Community Investment Fund, Inc. (the "Fund") as of May 31, 2001, including the schedule of investments, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the two years then ended and the financial highlights for the period from June 23, 1998 (commencement of operations) to May 31, 1999 and each of the years in the two-year period ended May 31, 2001. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of May 31, 2001 by correspondence with the custodian. As to securities purchased but not yet received, we performed other appropriate auditing procedures. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Access Capital Strategies Community Investment Fund, Inc. as of May 31, 2001 and the results of its operations, changes in its net assets, cash flows and the financial highlights for the periods noted above in conformity with accounting principles generally accepted in the United States of America.



/s/ KPMG LLP


Boston, Massachusetts
July 23, 2001